Exhibit 31.2

CERTIFICATION

I, Kevin Carney, certify that:

1.    I have reviewed this Quarterly Report on Form 10-Q/A of Website Pros, Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 16, 2005	By:	/S/ KEVIN M. CARNEY
Kevin M. Carney Chief Financial Officer (Principal Financial and Accounting Officer)